Exhibit 8.1

List of Subsidiaries and Consolidated Entities of TOM Online Inc. as of March 31, 2007

Name of the Subsidiaries/Consolidated Entities	State or Jurisdiction of Incorporation
Lahiji Vale Limited	British Virgin Islands
Laurstinus Limited	British Virgin Islands
Advanced Internet Services Limited	Hong Kong
Puccini International Limited	Cayman Islands
TOM.COM (China) Investment Limited	People’s Republic of China
Shanghai Super Channel Network Limited	People’s Republic of China
Beijing Super Channel Network Limited	People’s Republic of China
Beijing GreaTom United Technology Company Limited	People’s Republic of China
Beijing Lei Ting Wan Jun Network Technology Limited	People’s Republic of China
Shenzhen Freenet Information Technology Company Limited	People’s Republic of China
Beijing Lei Ting Wu Ji Network Technology Co., Ltd.	People’s Republic of China
TOM Online Media Group Limited	British Virgin Islands
TOM Online Games Limited	Mauritius
Treasure Base Investments Limited	British Virgin Islands
Ceng Dong Yi (Beijing) Technology Company Limited	People’s Republic of China
Beijing LingXun Interactive Science Technology and Development Company Limited	People’s Republic of China
Whole Win Investments Limited	British Virgin Island
Heng Dong Wei Xin (Beijing) Technology Company Limited	People’s Republic of China
Startone (Beijing) Information Technology Company Limited	People’s Republic of China
TOM Online Games Inc.	British Virgin Islands
Bright Horizon Enterprises Limited	British Virgin Islands
Puccini Network Technology (Beijing) Limited	People’s Republic of China
TOM Global Inc.	Cayman Islands
TOM Online (BVI) Limited	British Virgin Islands
TOM Online (HK) Limited	Hong Kong
TOM.COM Group Limited	British Virgin Islands
TOM Telecom VAS Group Limited	British Virgin Islands
Beijing Lahiji Technology Development Limited	People’s Republic of China
Beijing Huan Jian Shu Meng Network Technology Limited	People’s Republic of China
Tel-Online Limited	Cayman Islands
Indiagames Limited	India
Beijing Shentong Wangfei Technology Co., Ltd.	People’s Republic of China
Beijing Dong Kui Lin Information Technology Company Limited	People’s Republic of China
Beijing Bo Xun Rong Tong Information Technology Company Limited	People’s Republic of China
Gainfirst Asia Limited	British Virgin Islands
TOM Online Payment Limited	British Virgin Islands
TOM Function Limited	British Virgin Islands
TOM Marketplace Limited	British Virgin Islands
Leader Union Holdings Limited	British Virgin Islands
TOM Online Telecommunications Limited	British Virgin Islands